Exhibit 10.53

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [***]
MASTER EQUIPMENT AND SERVICES AGREEMENT
AMENDMENT #2

THIS AMENDMENT AND RESTATEMENT AGREEMENT #2 to the MASTER EQUIPMENT AND
SERVICES AGREEMENT originally dated August 31, 2016 between Insulet Corporation and ATS Automation Tooling Systems Inc. as amended by the Amendment and Restatement Agreement dated August 31, 2021, (together, the “MESA”) is made and entered into as of 31 August 2022 by and between:

1.Insulet Corporation, with offices at 100 Nagog Park, Acton, MA 01720 (“Insulet”); and

2.ATS Automation Tooling Systems Inc., a company registered under the laws of Ontario, Canada with its registered office situated at 730 Fountain St N, Cambridge, ON N3H 4R7, Canada (“ATS”).

(the “Parties”).

WHEREAS:

a)the Parties have previously entered into and executed the MESA;

b)the MESA is due to expire on August 31, 2022 (the "Expiry Date") but the Parties are continuing their business relationship in accordance with, and are acting as bound by, the terms and conditions of the MESA;

c)in accordance with b) above, the Parties now wish to reflect the continuing working relationship between the Parties under the MESA by extending the term of the MESA past the Expiry Date, and for this extension to be deemed effective prior to the Expiry Date; and

d)the Parties therefore now wish to amend the MESA as set out below with effect from August 31, 2022 (the “Amendment Effective Date”).

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.With effect from the Amendment Effective Date, the first sentence of Clause 2 shall be deleted in its entirety and shall be replaced by the following revised first sentence of Clause 2:

“2. This Agreement shall become effective on the Effective Date and shall terminate August 31, 2024, unless earlier terminated in accordance with the termination provisions below (the “Term”).”

2.The second paragraph of Clause 6 shall be deleted in its entirety and shall be replaced by the following:

“Unless the parties agree otherwise on a case-by-case basis, Seller shall invoice and customer shall make payment based on the following milestone schedule: [***]

3.Under Clause 27, the Customer notice address shall be changed to: Insulet Corporation, 100 Nagog Park, Acton, MA 01720, Attention: Legal Department.

4.Section 3 of Schedule 1 shall be deleted in its entirety and replaced by the following:

“Customer’s request for the Additional Documentation must be made directly to the ATS Director of Program Management, Life Sciences Division located in Cambridge, Ontario to which access shall be provided within [***] of request.”

5.Section 1 of Schedule 2 shall be deleted in its entirety and replaced with the following:

“During the warranty period defined in Section 14 of the Agreement, Customer shall exclusively     purchase from Seller, and Seller shall supply Spare Parts to Customer, based on a priced Spare Parts list to be agreed upon by the parties at FAT.”

6.A new Section 5 will be added to the end of Schedule 2 as follows:

“5. Customer designed spare parts will be updated in the Virtual Manager using the Changes process set out in Clause 8 of the Agreement.”

7.Except as provided herein, all other terms, conditions and provisions of the MESA shall remain in full force and effect.

8.This agreement may be entered into in the form of two or more counterparts, each executed by one or more of the Parties but will not be effective until all Parties have executed and delivered at least one counterpart. Each counterpart will be an original of this agreement and all the counterparts taken together will constitute one instrument.

9.This agreement shall be governed by and construed in accordance with the laws of the State of New York and the United States, excluding its conflicts of law principles.

IN WITNESS OF WHICH, the Parties have caused this agreement to be executed by their duly authorized corporate officers or representatives as of the date first above written.

Insulet Corporation		ATS Automation Tooling Systems Inc.
By:		By:
Name:	John Bowden	Name:	Paul Hammer
Title:	VP, Global Manufacturing Engineering	Title:	VP Operations, LS North America
Date:	1-Sep-2022	Date:	23-Aug-2022